EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For additional information, contact at 214/981-5000:
Sheila E. Gallagher, Vice President — Corporate Communications, Centex Corporation
Gayle A. Goodman, Project Manager — Public Relations, Centex Corporation

CENTEX CORPORATION ANNOUNCES ELECTION OF
JAMES J. POSTL TO BOARD OF DIRECTORS

DALLAS — July 16, 2004: Centex Corporation (NYSE: CTX) today announced the election of James J. Postl to the company’s Board of Directors. Mr. Postl replaces Laurence E. Hirsch, who retired on March 31.

     Mr. Postl, 58, most recently served as President and Chief Executive Officer of Pennzoil-Quaker State Company in Houston, Texas, which was purchased by Shell Oil Company in 2002. Previously he worked for the Nabisco Biscuit Company where he was President from 1996 to 1998 and earlier served as President and Chief Executive Officer of Nabisco International.

     During Mr. Postl’s employment with Pepsico Inc. from 1975 to 1994, he held a number of increasingly responsible marketing and brand management positions in North and South America, Central America and the Caribbean. These positions included President of Frito-Lay Canada and President Americas for PepsiCo Foods International.

     Mr. Postl began his career at Procter & Gamble — Canada in brand management. He received a B.A. from the University of Manitoba.

     Through its subsidiaries, Dallas-based Centex consistently ranks among the nation’s largest homebuilders, mortgage originators and commercial contractors. Centex was recently ranked No. 12 on Business Week’s annual list of the “Top 50 Best Performing Companies” in the U.S. and consistently ranks among the most admired companies in its industry according to FORTUNE magazine.

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